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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-56450 of Fifth Third Bancorp on Form S-3 of our report dated January 16, 2001, incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                       /s/ Deloitte & Touche LLP

Cincinnati, Ohio

March 28, 2001